EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002 relating to the financial statements of Watson Pharmaceuticals, Inc., which appears in Watson Pharmaceutical’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP

Orange County, California
December 30, 2002